Exhibit 10.1

THIRD SUPPLEMENTAL INDENTURE, dated as of November 24, 2009 (the “Third Supplemental Indenture”), by and among GENCORP INC., an Ohio corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”), EASTON DEVELOPMENT COMPANY, LLC, a California limited liability company (the “New Subsidiary Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.(formerly known as The Bank of New York Trust Company, N.A. and successor to The Bank of New York ), a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors, and the Trustee have heretofore executed and delivered an Indenture, dated as of August 11, 2003, as amended by the First Supplemental Indenture dated as of October 29, 2004 and Second Supplemental Indenture dated as of June 27, 2006 (as amended, the “Indenture”), pursuant to which the Issuer issued $150,000,000 principal amount of its 9½% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, pursuant to Section 4.18 of the Indenture, each Domestic Subsidiary that is a Material Domestic Subsidiary shall, not later than the date it becomes a Material Domestic Subsidiary, execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms set forth in the Indenture;

WHEREAS, on the date hereof, the Board of Directors of the Issuer has designated the New Subsidiary Guarantor to be a Material Domestic Subsidiary under the Indenture;

WHEREAS, pursuant to Section 9.1(f) of the Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to add a Guarantor that will unconditionally guarantee the Notes; and

WHEREAS, the execution and delivery of this Third Supplemental Indenture by the Issuer has been authorized by resolutions of the Board of Directors of the Issuer, the execution and delivery of this Third Supplemental Indenture by the Guarantors has been authorized by the board of directors, manager or members of each Guarantor, the execution and delivery of this Third Supplemental Indenture by the New Subsidiary Guarantor has been authorized by the board of managers of the New Subsidiary Guarantor, and all acts, conditions and requirements necessary to make this Third Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken, and the execution and delivery of this Third Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Section 1.      Definitions.

For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein shall have the respective meanings assigned to them in the Indenture.

Section 2.      Guarantee.

The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

Section 3.      Concerning the Trustee.

The Trustee accepts the trusts of the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, as supplemented by this Third Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Notes agree and, except as expressly set forth in the Indenture, as supplemented by this Third Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer. The Trustee makes no representation and shall have no responsibility as to the validity or sufficiency of this Third Supplemental Indenture.

Section 4.      Miscellaneous.

(a)      Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.   This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(b)      All agreements of the Issuer in this Third Supplemental Indenture shall bind the Issuer’s successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

(c)      THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d)      If and to the extent that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Third Supplemental Indenture or in the Indenture by the Trust Indenture Act, the required provision shall control.

(e)      The titles and headings of the sections of this Third Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

(f)      This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall represent one and the same agreement.

(g)      In case any provision of this Third Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, as of the date first written above.

ISSUER: GENCORP INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer and Secretary

GUARANTORS: AEROJET-GENERAL CORPORATION
By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Chief Financial Officer

AEROJET ORDNANCE TENNESSEE, INC.
By:	/s/ Diane L. Wallace
	Name:	Diane L. Wallace
	Title:	Vice President

AEROJET INVESTMENTS LTD.

By:	/s/ Diane L. Wallace
	Name:	Diane L. Wallace
	Title:	President

RKO GENERAL, INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Treasurer

NEW SUBSIDIARY GUARANTOR: EASTON DEVELOPMENT COMPANY, LLC
By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Chief Financial Officer and Secretary

TRUSTEE: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ John (Alex) Briffett
	Name:	John (Alex) Briffett
	Title:	Senior Associate